CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference of our report dated July 13, 2001, relating to the consolidated financial statements of East Tennessee Materials and Energy Corporation and subsidiary appearing in the Company's Form 8-KA into the Company's previously filed Forms S-3 and S-8 Registration Statements, File Numbers 33-85118 (S-3), 333-14513 (S-3), 333-43149 (S-3), 33-80580 (S-8), 333-3664 (S-8), 333-17899 (S-8) and 333-25835 (S-8).

/s/ Gallogly, Fernandez & Riley, LLP
Gallogly, Fernandez & Riley, LLP

Orlando, Florida
September 10, 2001